EXHIBIT 5.1

                Opinion of Brown & Wood LLP regarding legality
                       (including consent of such firm)

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                   [OBJECT OMITTED][BROWN & WOOD LETTERHEAD]



                                                                  May 17, 2000
Prudential Securities Secured Financing Corporation
One New York Plaza
New York, New York  10292

          Re: Prudential Securities Secured Financing Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

         We will act as counsel for Prudential Securities Secured Financing Corporation, a Delaware corporation (the "Company"), in connection with the offering, from time to time, in one or more Series (each, a "Series") of the Company's Mortgage Backed Securities (the "Securities"). The Securities are being registered pursuant to the Securities Act of 1933, as amended (the "Act"), by means of a Registration Statement of the Company on Form S-3. The Securities will be offered pursuant to the prospectus, as supplemented by a prospectus supplement (the "Base Prospectus" and "Prospectus Supplement," respectively), which will be filed with the Commission pursuant to Rule 424 under the Securities Exchange Act of 1934, as amended. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate trust agreement, pooling and servicing agreement or indenture (each, an "Issuing Agreement") among the Company, a trustee (the "Trustee") and where appropriate, a servicer or master servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

         We have examined copies of such corporate records of the Company and such certificates of corporate officers of the Company, the form of Issuing Agreements (as incorporated by reference as an exhibit to the Registration Statement), the forms of Securities included in the Issuing Agreements and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

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                  i. When any Issuing Agreement relating to a Series
         of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer, the Trustee and any other party thereto, such Issuing Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

                  ii. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Issuing Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Issuing Agreement.

         We have also advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under "Material Federal Income Tax Consequences" in the Base Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

         We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Base Prospectus and Prospectus Supplement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or Prospectus Supplement.

                                                           Very truly yours,

                                                           /s/ Brown & Wood LLP

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                                  EXHIBIT 8.1

                   Opinion of Brown & Wood LLP regarding tax
                    matters (including consent of such firm
                           included in Exhibit 5.1)

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                                 EXHIBIT 23.1

                          Consent of Brown & Wood LLP
                       (included as part of Exhibit 5.1)

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                                 EXHIBIT 24.1

                               Power of Attorney
                            (included on page II-4)